 Alliance DataSecond Quarter 2021 Results  Perry BebermanEVP & CFO  © 2021 ADS Alliance Data Systems, Inc.  July 29, 2021  Ralph AndrettaPresident & CEO  Exhibit 99.2

 This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, initiation or completion of strategic initiatives including the proposed spinoff of our LoyaltyOne segment, future dividend declarations, and future economic conditions, including, but not limited to, fluctuation in currency exchange rates, market conditions and COVID-19 impacts related to relief measures for impacted borrowers and depositors, labor shortages due to quarantine, reduction in demand from clients, supply chain disruption for our reward suppliers and disruptions in the airline or travel industries.We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.  2  Forward-Looking Statements

Second Quarter 2021 Key Takeaways

1 Continued progress on strategic initiatives

- Bread's strategic relationship with Fiserv active as of June 30
- New partner signings, renewals, and strong pipeline
- Modernization and efficiency initiatives on schedule

2 Inflection point for receivables growth

- Credit sales returned to pre-pandemic levels
- Improving consumer confidence and mobility
- Closely monitoring COVID conditions

3 Credit performance remains strong

- Reflective of disciplined risk management
- Payment rates remain elevated benefiting from economic stimulus

© 2021 ADS Alliance Data Systems, Inc.
3

 Second Quarter 2021 Financial Highlights  4    Revenue increased 3% year-over-year, while total expenses excluding provision for loan loss declined 4%Net Income of $273 million includes a net reserve release of $208 millionCredit sales of $7.4 billion were up 54% year-over-year and up 22% compared to 1Q21Average receivables were down 5% year-over-year Credit metrics remained strong with a net loss rate of 5.1% for the quarter  $1.0B  Revenue  $273MM  Net Income  $5.47  Diluted EPS

 Strategic Initiatives Update  5

       Card Services Brand Partner Highlights  6  Select New Bread Direct Acquisition Partners  Select New Brand Partners    Brand Partner Renewals

Bread Business Update

Direct Acquisition	Distribution	Technology Platform
Bread + AllianceData. Select new brand partners include Wayfair and Blue Nile Pipeline gaining momentum	fiserv. E-commerce pilot active on June 30 Select early launches in 2H21 Full roll-out in 2022	RBC Anticipated new brand partner additions in 4Q21

© 2021 ADS Alliance Data Systems, Inc.
7

 LoyaltyOne® Performance Highlights  8  AIR MILES® reward miles issued and redeemed increased versus 2Q20 as airline bookings improved and merchandise redemptions remained strongAIR MILES is working with travel partners to offer promotions and redemptions to drive increased Collector travel and tourism as appropriate, leading to optimism in the latter half of 2021July to-date average daily flight bookings are currently 10x the 1Q21 level, yet remain at 60% - 70% of the pre-pandemic level  BrandLoyalty’s new program activity is gaining momentum with a strong pipeline of clients in the second half of 2021Consumers are actively engaged in loyalty campaigns with particular success in products focused on the home

2020 Environmental, Social and Governance Performance Report

Report highlights key findings from second materiality assessment, which will guide Company's evolving ESG strategy in alignment with its business transformation.

Progress against 3-year sustainability goals set in 2017:

- **Sustainability Governance:** Successful execution of multi-year Board refreshment program; Nominating & Corporate Governance and Compensation & Human Capital committees responsible for oversight of management's ESG and sustainability strategies and program execution; Committees receive reports quarterly then report into the full Board, ensuring proper oversight and engagement and management accountability.
- **Fair & Responsible Banking:** Technology upgrades to the Company's underwriting process reduce bias and create parity; top marks for excellence in customer service.


2020
ESG Performance
Report
AllianceData

- **Secure & Responsible Use of Data:** No data breaches; ongoing investments in tools, technology upgrades and training for safeguarding data.
- **Human Capital Management:** Reduced voluntary turnover by 3%; increased investment in training dollars per associate by 35%; established formal DE&I strategic framework and appointed SVP level DE&I Officer.
- **Community Investment:** Contributed over $30 million, including nearly $7 million in "Data for Good" initiatives; associates volunteered over 76,000 hours.
- **Environment:** Facility upgrades, energy-efficient lighting, LEED certifications, electric vehicle charging stations, investments in global conservation initiatives to support efforts around management/mitigation of climate risk.

Recognition

20% by 2020 Women on Boards

Winning "W" Company
for Women on Boards

The Stevies

Contact Center of the Year
Stevie Awards

Bloomberg Gender-Equality Index 2020

Bloomberg
Gender-Equality Index

Forbes 2020 THE BEST EMPLOYERS for DIVERSITY

Forbes
Best Employer for Diversity

© 2021 ADS Alliance Data Systems, Inc. 9

 Financial Results – Consolidated  10  ($ in millions, except per share)  2Q21  2Q20    % Change    Total revenue  $1,012  $979    3   %              Total operating expenses, excl. provision for loan loss  553  555     -    Interest expense, net  102  128    (20)    Total expenses excl. provision for loan loss  655  683    (4)  %              Pre-provision, pre-tax earnings (PPNR)  $358  $297     20  %              Provision for loan loss  (14)  250    (106)    Total earnings before tax (EBT)  $372  $47    691  %              Income tax  98  9     1,045    Net income  $273  $38     612  %              Net income per diluted share  $5.47  $0.81    579  %  Weighted average shares outstanding – diluted   50.0  47.7    5                See “Financial Measures” in earnings press release for a discussion of non-GAAP Financial MeasuresTotals may not sum due to rounding

 Financial Results – Segments  11  2Q21 total revenue*   2Q21 total earnings before tax*  * Percentages based on Card Services and LoyaltyOne segments combined as reported excluding Corporate/Other and intersegment eliminations. Totals may not sum due to rounding   ($ in millions)  2Q21  2Q20    % Change     LoyaltyOne  $151  $151    -  %   Card Services  861  828    4     Corporate/Other  -  -    -    Total revenue  $1,012  $979    3  %   LoyaltyOne  $24  $24    2  %   Card Services  404  70    475     Corporate/Other  (57)  (47)    21    Total earnings before tax (EBT)  $372  $47    691%

 Key Business Metrics  12  Card Services gross revenue yield remains steady  Credit sales near pre-pandemic level($ in billions)  *Revenue divided by normalized average receivables

 Credit Quality and Allowance  13  Reserve rate ($ in Millions)  Net loss rate  Delinquency rate  5 year Max rate: 7.6%  5 year Min rate: 4.7%  5 year Avg rate: ~6.0%  Historic quarterly range for the last five years  * Net loss rate impacted by pandemic-related consumer relief program.  ** Calculated as a percentage of allowance for loan loss to end of period credit card and loan receivables  Revolving Credit Risk Distribution  _____________________EOP receivables: $19,463 ALLL balance: $1,815Reserve rate: 9.3%  CECL Day 1: 1/1/20

2021 Financial Outlook

Full Year 2020 Actuals	Full Year 2021 Outlook	Commentary
Average receivables $16,367 million	Down mid-single-digits	• Flat year-over-year in 2H21 • Expect year-end receivables to be in line with year-end 2020 • Credit sales up double-digits in 2021
Total revenue $4,521 million	Down low-single-digits	• LoyaltyOne full year revenue growth in 2021 • 1Q21 Card Services revenue suppressed with receivable balances rebuilding from pandemic-related reductions • Card Services gross revenue yield remains steady
Total expenses* (Excludes provision for loan loss) $2,861 million	Flat	• Includes accelerated digital investment and an increase in marketing spend from depressed levels in 2020 • Impacted by Bread® & Fiserv investment transition expenses
Net loss rate 2020 = 6.6%	Net loss rate in the low 5% range	

** Total expenses represent total operating expenses excluding provision for loan loss plus total interest expense, net*

© 2021 ADS Alliance Data Systems, Inc.
14

 In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company may present financial measures that are non-GAAP measures, such as pre-provision earnings before taxes, adjusted EBITDA, adjusted EBITDA, net of funding costs, core earnings and core earnings per diluted share (core EPS). Adjusted EBITDA eliminates the uneven effect across all reportable segments of non-cash depreciation of tangible assets and amortization of intangible assets, including certain intangible assets that were recognized in business combinations, and the non-cash effect of stock compensation expense. In addition, adjusted EBITDA eliminates the effect of the strategic transaction costs, asset impairments, and restructuring and other charges.  Adjusted EBITDA, net is equal to adjusted EBITDA less securitization funding costs and interest expense on deposits. Similarly, core earnings and core EPS eliminate non-cash or non-operating items, including, but not limited to, stock compensation expense, amortization of purchased intangibles, non-cash interest, strategic transaction costs, asset impairments, and restructuring and other charges. The Company believes that these non-GAAP financial measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding the Company’s performance and overall results of operations.  15  Financial Measures

 Appendix

 Key Business Metrics  17    2Q21  2Q20  2Q21 vs    1Q21  2Q21 vs        2Q20      1Q21  LoyaltyOne (in millions)              AIR MILES reward miles issued  1,139  1,053  8%     1,112   2%  AIR MILES reward miles redeemed  800  608  32%    739   8%                Card Services ($ in millions)              Credit sales  $7,401  $4,799  54%    $6,043  22%  Average receivables  $15,282  $16,116  (5)%    $15,785  (3)%  Normalized average receivables*  $15,282  $16,204  (6)%    $15,785  (3)%  End of period receivables  $15,724  $15,809  (1)%    $15,537  1%  Total gross revenue yield %**  22.5%  20.4%  2.1%    23.0%  (0.5)%  Cost of funds  1.9%  2.5%  (0.6)%    2.0%  (0.1)%  Principal loss rate  5.1%  7.6%  (2.5)%    5.0%  0.1%  Reserve rate  10.4%  13.3%  (2.9)%    11.9%  (1.5)%  Delinquency rate  3.3%  4.3%  (1.0)%    3.8%  (0.5)%  Return on equity  36%  15%  21%    27%  9%  *Normalized average receivables includes held-for-sale receivables**Revenue divided by normalized average receivables

Key Business Metrics – Quarterly

	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21
LoyaltyOne *(in millions)*									
AIR MILES reward miles issued	1,423	1,344	1,486	1,316	1,053	1,240	1,355	1,112	1,139
AIR MILES reward miles redeemed	1,050	1,078	1,199	994	608	687	838	739	800
Card Services *($ in millions)*									
Credit sales	$7,551	$7,824	$9,297	$6,099	$4,799	$6,152	$7,657	$6,043	$7,401
Average receivables	$16,798	$17,449	$18,096	$18,294	$16,116	$15,300	$15,759	$15,785	$15,282
Normalized average receivables*	$18,335	$19,299	$19,368	$18,553	$16,204	$15,356	$15,759	$15,785	$15,282
End of period receivables	$17,615	$17,928	$19,463	$17,732	$15,809	$15,599	$16,784	$15,537	$15,724
Total gross revenue yield %**	23.9%	24.7%	23.3%	25.5%	20.4%	22.5%	22.3%	23.0%	22.5%
Cost of funds	2.3%	2.4%	2.4%	2.4%	2.5%	2.4%	2.1%	2.0%	1.9%
Principal loss rate	6.1%	5.6%	6.3%	7.0%	7.6%	5.8%	6.0%	5.0%	5.1%
Reserve rate	5.7%	5.9%	6.0%	12.1%	13.3%	13.3%	12.0%	11.9%	10.4%
Delinquency rate	5.2%	5.9%	5.8%	6.0%	4.3%	4.7%	4.4%	3.8%	3.3%
Return on equity	31%	28%	23%	18%	15%	14%	16%	27%	36%

**Normalized average receivables includes held-for-sale receivables*

***Revenue divided by normalized average receivables*

18

Financial Results – Quarterly

($ in millions, except per share)	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21
Total revenue	**$1,348**	**1,438**	**$1,461**	**$1,382**	**$979**	**$1,050**	**$1,110**	**$1,085**	**$1,012**
Total operating expenses, excl. provision for loan loss	754	836	771	562	555	552	699	548	553
Interest expense, net	143	140	142	139	128	115	113	109	102
Total expenses excl. provision for loan loss	897	976	913	701	683	667	812	657	655
Pre-provision, pre-tax earnings (PPNR)	***$451***	***$462***	***$548***	***$681***	***$297***	***$384***	***$299***	***$428***	***$358***
Provision for loan loss	257	297	381	656	250	208	152	33	(14)
Total earnings before tax (EBT)	**$194**	**$164**	**$167**	**$25**	**$47**	**$176**	**$146**	**$394**	**$372**
Income tax	51	43	**37**	**(5)**	9	43	53	108	98
Income from continuing operations	**$142**	**$122**	**$130**	**$30**	**$38**	**$133**	**$93**	**$286**	**$273**
Income from continuing operations per diluted share	**$2.71**	**$2.41**	**$2.74**	**$0.63**	**$0.81**	**$2.79**	**$1.93**	**$5.74**	**$5.47**
Weighted average shares outstanding – diluted	**52.6**	**50.4**	**47.6**	**47.7**	**47.7**	**47.8**	**48.4**	**49.8**	**50.0**

****

(Including discontinued operations)									
Net income (loss)	**$139**	**$(108)**	**$98**	**$30**	**$38**	**$133**	**$12**	**$286**	**$273**
Net income (loss) per diluted share	**$2.64**	**$(2.13)**	**$2.05**	**$0.63**	**$0.81**	**$2.79**	**$0.25**	**$5.74**	**$5.47**

See "Financial Measures" in earnings press release for a discussion of non-GAAP Financial Measures
Totals may not sum due to rounding

19

 Financial Results – Segments by Quarter  20   ($ in millions)  2Q19  3Q19  4Q19  1Q20  2Q20  3Q20  4Q20  1Q21  2Q21   LoyaltyOne  $251  $246  $332  $198  $151  $185  $231  $177  $151   Card Services  $1,097  $1,192  1,128  1,184  828  866  879  908  861   Corporate/Other  -  -  -  -  -  -  -  -  -  Total revenue  $1,348  $1,438  $1,461  $1,382  $979  $1,050  $1,110  $1,085  $1,012   LoyaltyOne  $27  $(5)  $58  $47  $24  $18  $22  $32  $24   Card Services  263  300  162  32  70  212  187  410  404   Corporate/Other  (96)  (131)  (52)  (53)  (47)  (55)  (63)  (47)  (57)  Total earnings before tax (EBT)  $194  $164  $167  $25  $47  $176  $146  $394  $372  Totals may not sum due to rounding

 Capital and Liquidity  21  Combined Banks Capital Ratios  2Q19  3Q19  4Q19  1Q20  2Q20  3Q20  4Q20  1Q21  2Q21  Common equity tier 1 capital ratio  15.4%  15.5%  14.5%  15.9%  18.3%  18.8%  18.4%  21.0%  22.1%  Tier 1 capital ratio  15.4%  15.5%  14.5%  15.9%  18.3%  18.8%  18.4%  21.0%  22.1%  Total risk based capital ratio  16.7%  16.8%  15.8%  17.3%  19.7%  20.1%  19.7%  22.3%  23.4%  Tier 1 leverage capital ratio  13.7%  13.4%  12.5%  12.8%  14.2%  16.1%  17.1%  17.8%  19.2%  Parent Level Liquidity at 6/30 of $1.0 billion, consisting of cash on hand plus revolver capacity Approximately $284 million in cash and cash equivalents, $750 million in unused revolverBank LevelBanks finished the quarter with $2.7 billion in cash and $3.1 billion in equityTotal risk based capital ratio at 23.4% - over double the 10% threshold to be considered well-capitalized; CET1 at 22.1%Funding readily available with heavy demand for FDIC-insured deposit products – both direct-to-consumer and brokered

 Card Services Sales Data  22  In-store vs. digital sales  Digital includes all non-store new accounts and Bread  $ in billions  In-store vs. digital new accounts  in millions

 Reconciliation of Non-GAAP Information  23  (1) Represents amortization of debt issuance costs.(2) Represents costs for professional services associated with strategic initiatives.(3) Represents the tax effect including the related non-GAAP measure adjustments using the expected effective annual tax rate.   ($ in millions, except per share amounts)  2Q21  Net income  $273.5   Add back non-cash/ non-operating items:     Stock compensation expense  9.2   Amortization of purchased intangibles  11.5   Non-cash interest(1)  8.0   Strategic transaction costs(2)  4.8   Income tax effect(3)  (7.1)  Core earnings  $299.8   *******************************************************************************************    Weighted average shares outstanding – diluted  50.0  Core earnings per share – diluted  $5.99

 Reconciliation of Non-GAAP Information  24  (1) Represents costs for professional services associated with strategic initiatives.   ($ in millions)  LoyaltyOne  Card Services  Corporate  2Q21 Total            Income (loss) before income taxes  $24.5  $404.5  $(57.4)  $371.6  Interest expense, net  (0.1)  72.2  29.6  101.7  Operating income (loss)  24.4  476.7  (27.8)  473.3  Depreciation and amortization  9.4  21.5  0.6  31.5  Stock compensation expense  1.8  3.6  3.8  9.2  Strategic transaction costs(1)  -  -  4.8  4.8  Adjusted EBITDA  35.6  501.8  (18.6)  518.8  Less: Funding costs  -  72.2  -  72.2  Adjusted EBITDA, net  $35.6  $429.6  $(18.6)  $446.6

Alliance Data announces spinoff of the LoyaltyOne Segment

Proposed spinoff is expected to be tax-free and will create two independent, publicly traded companies

Rationale

- Aligns with our strategic transformation to deliver long-term, sustainable growth
- Positions both companies to invest more deeply in their unique growth opportunities
- Transaction expected to strengthen Alliance Data's balance sheet and improve key ratios
- Creates standalone data-driven, tech-enabled loyalty solutions provider, "Spinco"

Leadership

- Ralph Andretta will remain president and CEO of Alliance Data
- Charles Horn will continue to lead LoyaltyOne and will be named President and CEO of Spinco
- Board of Directors will be established for Spinco and announced in the coming months
- No resulting change to Alliance Data Board of Directors

Timing

- Announced on May 12, 2021
- Spinoff is expected to be completed in Q4 2021, subject to market conditions and satisfaction of regulatory requirements

Balance Sheet

- Spinco will raise debt capital and distribute the funds to Alliance Data for corporate debt reduction as part of the spin
- Alliance Data retains ~19% non-controlling interest in Spinco, with the intent to monetize that stake as appropriate for Alliance Data corporate debt reduction
- 4.75% Senior Notes due 2024 & 7.00% Senior Notes due 2026 to remain with Alliance Data

25